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                                                                    EXHIBIT 10.3

                                LEAR CORPORATION
                         LONG-TERM STOCK INCENTIVE PLAN

                 STOCK APPRECIATION RIGHTS TERMS AND CONDITIONS

            1. Definitions. Any term capitalized herein but not defined will have the meaning set forth in the Plan.

            2. Term, Vesting and Exercise of the SAR.

            (a) If the Employee remains employed by the Company, the SAR will expire seven years from the Grant Date. If the Employee terminates employment with the Company before the seventh anniversary of the Grant Date, his or her right to exercise the SAR after termination of his or her employment will be only as provided in Section 3.

            (b) The SAR will vest and become exercisable as to one-third of the Shares to which the SAR relates on each of the first three anniversaries of the Grant Date. Notwithstanding the foregoing, upon the Employee's death or Disability, the SAR will vest and become exercisable as to all of the Shares to which the SAR relates. If the Employee experiences an End of Service Date, the SAR will vest as to those Shares underlying the SAR, if any, that have not yet vested but would have vested hereunder if the Employee's End of Service Date had been 24 months following his actual End of Service Date. The Employee will forfeit that portion of the SAR which has not yet vested or would not have vested in the next 24 months as described in the preceding sentence. Notwithstanding anything contained herein to the contrary, the right (whether or not vested) of an Employee to exercise the SAR will be forfeited if the Committee determines, in its sole discretion, that (i) the Employee has entered into a business or employment relationship which is detrimentally competitive with the Company or substantially injurious to the Company's financial interests; (ii) the Employee has been discharged from employment with the Company or an Affiliate for Cause; or (iii) the Employee has performed acts of willful malfeasance or gross negligence in a matter of material importance to the Company or an Affiliate.

            (c) The SAR may be exercised by written notice to the Company indicating the number of Shares to which the SAR relates being exercised. When the SAR is vested and exercisable, it may be exercised in whole at any time or in part from time to time as to any or all full Shares under the SAR. Notwithstanding the foregoing, the SAR may not be exercised for fewer than 100 Shares at any one time or, if fewer, all the Shares that are then subject to the SAR.

            (d) Any amount due to the Employee upon exercise of the SAR will be paid in Shares. The number of Shares delivered to Employee upon exercise of the SAR will be based on the amount, if any, by which the Fair Market Value of a Share on the date of exercise exceeds the grant price ("Grant Price") of the SAR. The Employee will not receive a distribution of Shares if the Fair Market Value on the date of exercise does not exceed the Grant Price. The

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Employee's distribution of Shares upon exercise of the SAR will be calculated by dividing (x) the aggregate dollar difference between the Fair Market Value of a Share on the date of exercise and the Grant Price for all SAR's so exercised by
(y) the Fair Market Value of a Share on the date of exercise; provided, that the amount of Shares delivered to Employee shall be subject to any minimum withholding as specified in clause 4 hereof. Notwithstanding the foregoing, the Employee may not receive a distribution of more Shares than he or she was granted in the Award.

            3. Termination of Employment. Subject to the forfeiture provisions in clause 2(b) above, an Employee's right to exercise the SAR after termination of his or her employment will be only as follows:

            (a) End of Service. If the Employee experiences an End of Service Date, the SAR will vest, in accordance with Section 2(b) hereof, as to those Shares underlying the SAR, if any, that have not yet vested but would have vested hereunder if the Employee's End of Service Date had been 24 months following his actual End of Service Date, and the Employee will have the right for thirteen months following his or her End of Service Date (but not later than the date on which the SAR would otherwise expire), to exercise the SAR. However, if the Employee dies prior to the end of the thirteen-month period after the End of Service Date, his or her estate will have the right to exercise the SAR within thirteen months following the Employee's End of Service Date (but not later than the date on which the SAR would otherwise expire). The Employee's "End of Service Date" is the date of his or her retirement after attaining age 55 and completing ten years of service (as defined in the Lear Corporation Pension Plan, regardless of whether the Employee participates in such plan).

            (b) Disability or Death. If an Employee's employment terminates due to Disability or death, the SAR will immediately vest and become exercisable as to all Shares to which the SAR relates, and the Employee (or in the case of death, the Employee's estate) will have the right for a period of thirteen months following the date of the termination (but not later than the date on which the SAR would otherwise expire) to exercise the SAR.

            (c) Other Termination. In the case of an Employee who terminates employment for any reason other than those provided in clauses 3(a) or (b), the Employee or his or her estate (in the event of his or her death after the Employee's termination): (i) may, within the 30-day period following the termination, exercise the SAR to the extent that it was vested and exercisable on the date his or her employment terminated; and (ii) will forfeit the SAR to the extent that it was not vested and exercisable on the date his or her employment terminated.

            4. Medium and Time of Payment. Any withholding tax, up to the minimum withholding requirement for supplemental wages may be paid with Shares issueable to the Employee upon exercise under this SAR. Shares used to satisfy any minimum required withholding tax will be valued at their Fair Market Value as of the date of exercise.

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            5. Transferability of SAR and Shares Acquired Upon Exercise of SAR.
This SAR is transferable only by will or the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The SAR will be exercisable during the Employee's lifetime only by the Employee or by his or her guardian or legal representative. The Committee may, in its discretion, require a guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to exercise the SAR on behalf of the Employee. Except as limited by applicable securities laws and the provisions of Section 6 hereof, Shares acquired upon exercise of this SAR will be freely transferable.

            6. Securities Law Requirements.

            (a) If required by the Company, the notice of exercise of the SAR must be accompanied by the Employee's written representation: (i) that the stock being acquired is purchased for investment and not for resale or with a view to its distribution; (ii) acknowledging that the stock has not been registered under the Securities Act of 1933, as amended (the "1933 Act"); and (iii) agreeing that the stock may not be sold or transferred unless either there is an effective Registration Statement for it under the 1933 Act, or in the opinion of counsel for the Company, the sale or transfer will not violate the 1933 Act. This SAR will not be exercisable in whole or in part, nor will the Company be obligated to sell or issue any Shares subject to the SAR, if exercise and sale (or issuance) may, in the opinion of counsel for the Company, violate the 1933 Act (or other federal or state statutes having similar requirements), as it may be in effect at that time, or cause the Company to violate the terms of Section
4.1 of the Plan.

            (b) The SAR is subject to the further requirement that, if at any time the Committee determines in its discretion that the registration, listing or qualification of the Shares subject to the SAR under any federal securities law, securities exchange requirements or under any other applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of the SAR or the issuance of Shares under it, the SAR may not be exercised in whole or in part, unless the necessary registration, listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

            (c) No person who acquires Shares pursuant to this SAR may, during any period of time that person is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act) sell the Shares, unless the offer and sale is made pursuant to (i) an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act. With respect to individuals subject to Section 16 of the Exchange Act, transactions under this SAR are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of the SAR or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action will be null and void.

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            7. No Obligation to Exercise SAR. The granting of the SAR imposes no obligation upon the Employee (or upon a transferee of an Employee) to exercise the SAR.

            8. No Limitation on Rights of the Company. The grant of the SAR will not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

            9. Plan and SAR Not a Contract of Employment. Neither the Plan nor this SAR is a contract of employment, and no terms of employment of the Employee will be affected in any way by the Plan, this SAR or related instruments except as specifically provided therein. Neither the establishment of the Plan nor this SAR will be construed as conferring any legal rights upon the Employee for a continuation of employment, nor will it interfere with the right of the Company or any Affiliate to discharge the Employee and to treat him or her without regard to the effect that treatment might have upon him or her as an Employee.

            10. Employee to Have No Rights as a Stockholder. The Employee will have no rights as a stockholder with respect to any Shares subject to the SAR prior to the date on which he or she is recorded as the holder of those Shares on the records of the Company.

            11. No Deferral Rights. Notwithstanding anything in Article 12 of the Plan to the contrary, there shall be no deferral of payment, delivery or receipt of any amounts hereunder.

            12. Notice. Any notice or other communication required or permitted hereunder must be in writing and must be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mail, in the case of the Company to 21557 Telegraph Road, P. O. Box 5008, Southfield, Michigan, 48086-5008, Attention:
General Counsel and, in the case of the Employee, to the last known address of the Employee in the Company's records.

            13. Governing Law. This document and the SAR will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflict of law rules.

            14. Plan Document Controls. The rights granted under this SAR document are in all respects subject to the provisions of the Plan to the same extent and with the same effect as if they were set forth fully herein. If the terms of this document or the SAR conflict with the terms of the Plan document, the Plan document will control.

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